UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2008

Independent Bank Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	1-9047	04-2870273
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

288 Union Street, Rockland, Massachusetts		02370
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-878-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

During the May 5, 2008 Earnings Conference Call Denis K. Sheahan, the Chief Financial Officer of Independent Bank Corp. (the "Company"), responded to a question posed about the Company's projected percentage increase in non-interest expense from 2007 to 2008 by stating, in substance, that the percentage increase would be 13 percent (13%) primarily due to increased non-interest expenses associated with the Company's March 1, 2008 acquisition of Slades Ferry Bancorp. The response given to the question, however, was an inadvertent, minor underestimate because the Company anticipates that its projected percentage increase in non-interest expense from 2007 to 2008 will be approximately 16 percent (16%).

Item 8.01 Other Events.

See Exhibit 99.1 Transcript from May 5, 2008 Earnings Conference Call.

Item 9.01 Financial Statements and Exhibits.

See Exhibit 99.1 Transcript from May 5, 2008 Earnings Conference Call.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independent Bank Corp.

May 6, 2008	By:	Denis K. Sheahan

Name: Denis K. Sheahan
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	1st Quarter 2008 Earnings Conference Call